UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2013

FEDERAL HOME LOAN BANK OF CHICAGO
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51401	36-6001019
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

200 East Randolph Drive Chicago, Illinois		60601
		(Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code:
(312) 565-5700

Former name or former address, if changed since last report:
Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Upon the recommendation of the Human Resources and Compensation Committee (the “HR&C Committee”), the Board of Directors (the “Board”) of the Federal Home Loan Bank of Chicago (the “Bank”) approved, on January 29, 2013, a new President and Executive Team Incentive Compensation Plan (the “Incentive Plan”). The Board also approved certain Performance Goals (as defined below) on January 29, 2013. After discussions with our regulator, the Federal Housing Finance Agency (“FHFA”), the Board approved revisions to the Performance Goals on May 23, 2013.

Compensation actions affecting our executive officers are subject to prior review by the FHFA. On June 10, 2013, we received a letter of non-objection from the FHFA to the Incentive Plan, which has been implemented and is effective as of January 1, 2013.

The Incentive Plan is a cash-based annual incentive plan with a long-term deferral component that establishes individual incentive award opportunities related to achievement of performance objectives by the Bank and by participants during performance periods. The Incentive Plan provides eligible employees the opportunity to earn incentive compensation awards based on the Bank's achievement of certain financial and performance goals established by the Board (the “Performance Goals”).

Eligibility in the Incentive Plan is limited to a select group of key management employees (which includes the named executive officers as identified in the Bank's Annual Report on Form 10-K for the year ended December 31, 2012 which was filed on March 14, 2013 (the “Form 10-K”)). Matthew R. Feldman, the Bank's President & CEO and one of the named executive officers (“NEOs”), is subject to an employment agreement (the “Employment Agreement”) with the Bank that does not currently permit Mr. Feldman to participate in the Incentive Plan.

The Incentive Plan establishes two performance periods. Incentive Plan participants may earn a short-term award during the one-year performance period (an “Annual Award”) and may also earn a long-term deferred award during the three-year deferral period (a “Deferred Award”). For each performance period the Board will present an opportunity to Incentive Plan participants to earn a total award (an “Incentive Award”) equal to a percentage of each Incentive Plan participant's annual base salary at the end of the performance period, which is composed of the Annual Award and the Deferred Award. After the end of a performance period the Board will determine the total Incentive Award of each Incentive Plan participant based on the achievement of the Performance Goals at a minimum, target or maximum level. As approved by the Board for the 2013 - 2016 performance period, the Incentive Award may range for NEOs other than the President & CEO from 40% to 80% of base salary and from 60% to 100% of base salary for the President & CEO. The HR&C Committee has the discretion to award amounts that fall between these ranges based on an interpolation of the performance results. The Annual Award will be equal to 50% of the Incentive Award and the Deferred Award will be equal to 50% of the Incentive Award and will be deferred during the three-year deferral period.

The Incentive Award opportunity for each performance period will be based on Performance Goals established annually by the Board. The Incentive Plan provides that the HR&C Committee and the Board will establish separate Performance Goals for Annual Awards and Deferral Awards. Performance Goals for Deferred Awards will apply during the deferral period and assessment of the achievement of Performance Goals will be determined at the end of each deferral period.

The 2013 short-term Performance Goals provide incentives to participants for improving the financial strength of the Bank by increasing retained earnings; creating value for members by increasing advances and other credit products and by increasing the number of loans processed through the MPF® Program; improving operating efficiency by implementing key projects; providing increased staff training; improving the Community Investment function; and completing the repurchase of all excess capital stock that members wish to have repurchased. The long-term Performance Goals during the 2014 - 2016 deferral period reward positive performance of the Bank's market value to par value ratio of its capital stock; growth in retained earnings; and maintenance and improvement of the Bank's composite examination rating by the FHFA.

The HR&C Committee may, in its discretion, reduce or eliminate an Annual Award or a Deferred Award for any applicable performance period under any of the following circumstances: (1) the Bank receives the lowest or second-lowest cumulative rating in its FHFA examination in any calendar year in a particular performance period; (2) the Board determines that a material safety and soundness problem has occurred, or a material risk management deficiency exists at the Bank, or if (a) operational errors or omissions result in material revisions to the Bank's financial results, information submitted to the FHFA, or to data used to determine Incentive Awards, (b) submission of material information to the Securities and Exchange Commission, the Office of Finance, or the FHFA is materially beyond any deadline or applicable grace period, or (c) the Bank fails to make sufficient progress, as determined by the Board, in the timely remediation of significant examination, monitoring, or other supervisory findings; (3) a Deferred Award may be reduced for each year during the deferral period in which the Bank has negative net income; or (4) with respect to an individual Incentive Plan participant only, (a) such Incentive Plan participant's job performance is rated less than “Meets Expectations,” either during a performance period or at the scheduled time of an Incentive Award payout, (b) such Incentive Plan participant becomes subject to any disciplinary action at the scheduled time of an Incentive Award payout, or (c) such Incentive Plan participant fails to comply with regulatory requirements or standards, internal control standards, the standards of his or her profession, any internal Bank standard, or fails to perform responsibilities assigned to such Incentive Plan participant under the Bank's strategic business plan.

The amount of the Deferred Award may increase or decrease based on the level of achievement of the long-term Performance Goals during the deferral period. For the 2013 - 2016 performance period, the amount of the Deferred Award as approved by the Board for each participant can range from 75% to 125% of the initial deferred portion of the Incentive Award as determined at the end of the initial performance period. The HR&C Committee has the discretion to award amounts that fall between these ranges based on an interpolation of the performance results.

In addition, the HR&C Committee may in its discretion increase the Annual Award of an individual Incentive Plan participant to account for such participant's performance that is not captured in the Performance Goals applicable to such individual.

Incentive Plan participants are paid their respective Incentive Awards, if any, in cash following the performance period provided that the Incentive Plan participant is actively employed by the Bank at the end of the performance period. However, if a Incentive Plan participant dies, becomes disabled, or retires on a date that is not more than 18 months before the end of a deferral period, such Incentive Plan participant will be vested at the end of the performance period in a pro rata portion of the Deferred Award such Incentive Plan participant would have received if his or her employment at the Bank continued through the end of the deferral period, such pro rata portion being calculated by multiplying the applicable Deferred Award by a fraction, the numerator of which is the number of full months such Incentive Plan participant was employed by the Bank during the deferral period, and the denominator of which is 36.

The Incentive Plan also provides for a one-time “gap year” award opportunity to compensate Incentive Plan participants for the gap in incentive award payments that will result from the planned discontinuation as of December 31, 2014 of the Bank's Key Employee Long Term Incentive Compensation Plan (the “Prior Plan”). No long-term incentive compensation would be payable to Incentive Plan participants in calendar year 2016 because of differences between the long-term performance period of the Prior Plan and the deferral period under the Incentive Plan. The Incentive Plan establishes a one-time three-year gap year performance period from January 1, 2013 through December 31, 2015. Gap year awards for Incentive Plan participants will be determined under and governed by the terms of the Prior Plan as described on page 105 of the Form 10-K and are not subject to the deferral provisions of the Incentive Plan. Gap year awards will be governed by separate Performance Goals and will become fully earned and vested on the last day of the gap year performance period to the extent that the HR&C Committee has determined the Performance Goals for the gap year award were achieved.

The Performance Goals for the gap year award opportunity provide incentives to participants for creating value for members by increasing new member products and by increasing the number of loans processed through the MPF® Program; increasing retained earnings; increasing outreach to members through an increased number of external member meetings; implementation of the Community Impact Fund; and improving the Bank's composite examination rating by the FHFA.

Signature(s)

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Chicago

Date: June 14, 2013	By: /s/ Peter E. Gutzmer
Peter E. Gutzmer Executive Vice President, General Counsel and Corporate Secretary